EXHIBIT 2

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Open Joint-Stock Company INTER RAO UES

27, Bolshaya Pirogovskaya St., Bld. 3, Moscow 119435, the Russian Federation

An extraordinary General Meeting of Shareholders of JSC «INTER RAO UES» shall take place in form of absantee voting. The date of the meeting (voting ballot acceptance expiration date) shall be 4/26/2012.

Addresses where filled-in voting ballots may be sent:

•   107996, Moscow, ul. Stromynka, 18, PO Box 9 (JSC Registrator R.O.S.T.);

•   12, Krasnopresnenskaya Nab., Entrance 7, Moscow, 123610, Russian Federation, JSC «INTER RAO UES».

Voting ballots received up to 4/26/2012 shall be considered when determining the quorum and by vote counting.

Number of votes:

Name of the Shareholder:
VOTING BALLOT

Issue # 1. Reorganizing JSC «INTER RAO UES» in the form of its merger with OGK-1 OJSC and OGK-3 OJSC.

Decision on Issue # 1:

1.1. Reorganize JSC «INTER RAO UES» in the form of its merger with the Open Joint-Stock Company “First Generating Company of the Wholesale Electricity Market” (hereinafter, also the “OGK-1 OJSC”) and Open Joint-Stock Company “Third Generating Company of the Wholesale Electricity Market” (hereinafter, also the “OGK-3 OJSC”) under the terms and conditions set forth by this decision and the Agreement on the Merger of OGK-1 OJSC and OGK-3 OJSC with JSC «INTER RAO UES».

1.2. Approve the Agreement on the Merger of OGK-1 OJSC and OGK-3 OJSC with JSC «INTER RAO UES».

1.3. Establish the following procedure and terms for converting the shares of OGK-1 OJSC and OGK-3 OJSC into the shares of JSC «INTER RAO UES»:

1.3.1. With the merger of OGK-1 OJSC and OGK-3 OJSC with JSC «INTER RAO UES», all ordinary registered uncertified shares of OGK-1 OJSC and OGK-3 OJSC shall be converted into additional ordinary registered uncertified shares of JSC «INTER RAO UES» which are being placed for the conversion.

1.3.2. Share conversion ratios:

1.3.2.1. 0,0416666666666667 ordinary registered uncertified shares of OGK-1 OJSC with a nominal value of zero point fifty-seven thousand four hundred seventy-eight one hundred thousandth (0.57478) rubles each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each;

1.3.2.2. 0,025 ordinary registered uncertified shares of OGK-3 OJSC with a nominal value of one (1) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each;

1.3.3. The number of ordinary registered uncertified shares of JSC «INTER RAO UES» to be received by each shareholder of OGK-1 OJSC and OGK-3 OJSC shall be calculated by dividing its number of ordinary registered uncertified shares of OGK-1 OJSC and OGK-3 OJSC by the corresponding conversion ratio.

If for any shareholder of OGK-1 OJSC and OGK-3 OJSC, the calculation of the number of JSC «INTER RAO UES» ordinary registered uncertified shares to be received by such shareholder of OGK-1 OJSC and OGK-3 OJSC results in a calculated fractional number of shares, the fractional part of the number of shares shall be rounded up or down according to the rules of mathematical rounding, which are defined as follows:

•	If the symbol following the decimal point is between 5 to 9, inclusive, a one shall be added to the whole number, and the figures following the decimal point shall not be taken into account;

•

If the symbol following the decimal point is between 0 to 4, inclusive, only the whole number shall be considered for calculation, and the figures following the decimal point shall not be taken into account.

If, as a result of such rounding, not a single ordinary registered uncertified share of JSC «INTER RAO UES» is due to a shareholder, such shareholder shall receive a single ordinary registered uncertified share of JSC «INTER RAO UES».

1.3.4. Additional ordinary registered uncertified shares of JSC «INTER RAO UES» must provide shareholders with the same rights as the ordinary registered uncertified shares of JSC «INTER RAO UES» placed in accordance with the Charter of JSC «INTER RAO UES» and the laws of the Russian Federation.

1.3.5. Ordinary registered uncertified shares of OGK-1 OJSC and OGK-3 OJSC shall be deemed converted into ordinary registered uncertified shares of JSC «INTER RAO UES» on the day of the entry of the record on termination of activities of the corresponding merging company in the Unified State Register of Legal Entities, based on the shareholder register of such merging company as of the said day.

1.3.6. Ordinary registered uncertified shares of OGK-1 OJSC and OGK-3 OJSC, which are subject to conversion, shall be redeemed at the time of such conversion.

1.4. Establish that JSC «INTER RAO UES», within three (3) working days following the decision on reorganization adopted by the last company adopting such decision (JSC «INTER RAO UES», OGK-1 OJSC, OGK-3 OJSC), shall inform the body for state registration of legal entities about the beginning of the reorganization of JSC «INTER RAO UES», OGK-1 OJSC, OGK-3 OJSC.

Establish that following the entry of the record on the beginning of the reorganization in the Unified State Register of Legal Entities, JSC «INTER RAO UES» shall two times, one time per month, publish in the mass media information on the state registration of legal entities and reorganization notice on behalf of all companies participating in the reorganization.

1.5. Establish that if, within 7 months following the day of this decision, the General Shareholders Meeting of OGK-1 OJSC or OGK-3 does not adopt the decision on reorganization in the form of merger with JSC «INTER RAO UES», the decision on reorganization of JSC «INTER RAO UES» shall remain in force with regard to JSC «INTER RAO UES» and the company the General Shareholders Meeting of which did adopt the decision on reorganization in the form of merger with JSC «INTER RAO UES» within the time frame specified in this Clause.

Establish that if the reorganization of JSC «INTER RAO UES» in the form of merger with OGK-1 OJSC or OGK-3 OJSC is not completed within 1 year following the state registration by the Russian Federal Financial Markets Service of additional share issues of JSC «INTER RAO UES» placed for conversion during the merger, this decision on reorganization of JSC «INTER RAO UES» shall lose its force and will not be enforceable with regard to the company that did not merge with JSC «INTER RAO UES».

1.6. Establish that this decision on reorganization of JSC «INTER RAO UES» in the form of a merger shall not be enforceable following 1 year after the state registration by the Russian Federal Financial Markets Service of additional share issues of JSC «INTER RAO UES» placed for conversion during the merger, or if the said additional share issues of JSC «INTER RAO UES» are not registered by the Russian Federal Financial Markets Service within 11 months following this decision on reorganization.

1.7. Identification of the legal entities named in this decision, including in the case of any change in their names and/or location, shall be made with the following Primary State Registration Numbers (OGRN):

•	JSC «INTER RAO UES» OGRN 1022302933630;

•	OGK-1 OJSC OGRN 1057200597960;

•	OGK-3 OJSC OGRN 1040302983093.

AFFIRMATIVE VOTE	NEGATIVE VOTE	ABSTAINED FROM VOTING

Issue # 2. Reorganizing JSC «INTER RAO UES» in the form of its merger with Open Joint Stock Company “Bashenergoaktiv”.

Decision on Issue # 2:

2.1. Reorganize JSC «INTER RAO UES» in the form of a merger with the Open Joint-Stock Company “Bashenergoaktiv” (hereinafter, also the “Open Joint Stock Company “Bashenergoaktiv””), created following the reorganization of the Bashkir Open Joint-Stock Company of the Power Industry and Electrification “Bashkirenergo” (hereinafter, also the “Bashkirenergo OJSC”) in the form of division and under the terms and conditions set forth by this decision and the Agreement on the Merger of Open Joint Stock Company “Bashenergoaktiv” with JSC «INTER RAO UES».

2.2. Approve the Agreement on the Merger of Open Joint Stock Company “Bashenergoaktiv” with JSC «INTER RAO UES».

2.3. Establish the following procedure and terms for converting the ordinary and preferred uncertified shares of Open Joint Stock Company “Bashenergoaktiv” into shares of JSC «INTER RAO UES»:

2.3.1. With the merger of Open Joint Stock Company “Bashenergoaktiv” with JSC «INTER RAO UES», all ordinary registered uncertified shares and preferred registered uncertified shares of Open Joint Stock Company “Bashenergoaktiv” shall be converted into additional ordinary registered uncertified shares of JSC «INTER RAO UES» which are being placed for the conversion.

2.3.2. Share conversion ratios:

2.3.2.1. 0,0016588785046729 ordinary registered uncertified shares of Open Joint Stock Company “Bashenergoaktiv” with a nominal value of zero point five (0.5) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each.

2.3.2.2. 0,00218293620292083 preferred registered uncertified Type A shares of Open Joint Stock Company “Bashenergoaktiv” with a nominal value of zero point five (0.5) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each.

2.3.3. The number of ordinary registered uncertified shares of JSC «INTER RAO UES» to be received by each shareholder of Open Joint Stock Company “Bashenergoaktiv” shall be calculated by dividing its number of ordinary registered uncertified shares or preferred registered uncertified Type A shares of Open Joint Stock Company “Bashenergoaktiv” by the corresponding conversion ratio.

If for any shareholder of Open Joint Stock Company “Bashenergoaktiv”, the calculation of the number of JSC «INTER RAO UES» ordinary registered uncertified shares to be received by such shareholder of Open Joint Stock Company “Bashenergoaktiv” results in a calculated fractional number of shares, the fractional part of the number of shares shall be rounded up or down according to the rules of mathematical rounding, which are defined as follows:

•	If the symbol following the decimal point is between 5 to 9, inclusive, a one shall be added to the whole number, and the figures following the decimal point shall not be taken into account;

•

If the symbol following the decimal point is between 0 to 4, inclusive, only the whole number shall be considered for calculation, and the figures following the decimal point shall not be taken into account.

If, as a result of such rounding, not a single ordinary registered uncertified share of JSC «INTER RAO UES» is due to a shareholder, such shareholder shall receive a single ordinary registered uncertified share of JSC «INTER RAO UES».

2.3.4. Additional ordinary registered uncertified shares of JSC «INTER RAO UES» must provide shareholders with the same rights as the ordinary registered uncertified shares of JSC «INTER RAO UES» placed in accordance with the Charter of JSC «INTER RAO UES» and the laws of the Russian Federation.

2.3.5. Ordinary registered uncertified shares and preferred registered uncertified Type A shares of Open Joint Stock Company “Bashenergoaktiv” shall be deemed converted into ordinary registered uncertified shares of JSC «INTER RAO UES» on the day of the entry of the record on termination of activities of the Open Joint Stock Company “Bashenergoaktiv” in the Unified State Register of Legal Entities based on the shareholder register of Bashenergoaktiv JSC as of the said day.

2.3.6. Ordinary registered uncertified shares and preferred registered uncertified Type A shares of Open Joint Stock Company “Bashenergoaktiv”, which are subject to conversion, shall be redeemed at the time of such conversion.

2.4. Establish that Bashkirenergo OJSC, within three (3) working days following the decision on reorganization adopted by the last company adopting such decision (Bashkirenergo OJSC or JSC «INTER RAO UES»), shall inform the body for state registration of legal entities on the beginning of the reorganization of JSC «INTER RAO UES» and Bashkirenergo OJSC.

Establish that following the entry of the record on the beginning of the reorganization in the Unified State Register of Legal Entities, Bashkirenergo OJSC shall two times, one time per month, publish in the mass media information on the state registration of legal entities and reorganization notice on behalf of all companies participating in the reorganization.

2.5. Establish that this decision on reorganization of JSC «INTER RAO UES» in the form of a merger with the Open Joint Stock Company “Bashenergoaktiv” shall not be enforceable from 1 April , 2013.

2.6. Identification of the legal entities named in this decision, including in the case of any change in their names and/or location, shall be made with the following Primary State Registration Numbers (OGRN):

•	JSC «INTER RAO UES» OGRN 1022302933630;

•	Bashkirenergo OJSC OGRN 1020202769146.

AFFIRMATIVE VOTE	NEGATIVE VOTE	ABSTAINED FROM VOTING

Issue # 3. Reorganizing JSC «INTER RAO UES» in the form of its merger with INTER RAO – Energy, OJSC.

Decision on Issue # 3:

3.1. Reorganize JSC «INTER RAO UES» in the form of its merger with the Open Joint-Stock Company «INTER RAO – Energy» (hereinafter, also the “INTER RAO – Energy, OJSC”) under the terms and conditions set forth by this decision and the Agreement on the Merger of INTER RAO – Energy, OJSC with JSC «INTER RAO UES».

3.2. Approve the Agreement on the Merger of INTER RAO – Energy, OJSC with JSC «INTER RAO UES».

3.3. Establish the following procedure and terms for converting the shares of INTER RAO – Energy, OJSC into the shares of JSC «INTER RAO UES»:

3.3.1. With the merger of INTER RAO – Energy, OJSC to JSC «INTER RAO UES», all ordinary registered uncertified shares of INTER RAO – Energy, OJSC shall be converted into additional ordinary registered uncertified shares of JSC «INTER RAO UES», which are being placed for the conversion.

3.3.2. Share conversion ratios: 0,0284 ordinary registered uncertified shares of INTER RAO – Energy, OJSC with a nominal value of one (1) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each.

3.3.3. The number of ordinary registered uncertified shares of JSC «INTER RAO UES» to be received by each shareholder of INTER RAO – Energy, OJSC shall be calculated by dividing its number of the ordinary registered uncertified shares of INTER RAO – Energy, OJSC by the conversion ratio.

If for any shareholder of INTER RAO – Energy, OJSC, the calculation of the number of JSC «INTER RAO UES» ordinary registered uncertified shares to be received by such shareholder of INTER RAO – Energy, OJSC results in a calculated fractional number of shares, the fractional part of the number of shares shall be rounded up or down according to the rules of mathematical rounding, which are defined as follows:

•	If the symbol following the decimal point is between 5 to 9, inclusive, a one shall be added to the whole number, and the figures following the decimal point shall not be taken into account;

•

If the symbol following the decimal point is between 0 to 4, inclusive, only the whole number shall be considered for calculation, and the figures following the decimal point shall not be taken into account.

If, as a result of such rounding, not a single ordinary registered uncertified share of JSC «INTER RAO UES» is due to a shareholder, such shareholder shall receive a single ordinary registered uncertified share of JSC «INTER RAO UES».

3.3.4. Additional ordinary registered uncertified shares of JSC «INTER RAO UES» must provide shareholders with the same rights as the ordinary registered uncertified shares of JSC «INTER RAO UES» placed in accordance with the Charter of JSC «INTER RAO UES» and the laws of the Russian Federation.

3.3.5. Ordinary registered uncertified shares of INTER RAO – Energy, OJSC shall be deemed converted into ordinary registered uncertified shares of JSC «INTER RAO UES» on the day of the entry of the record on termination of activities of the INTER RAO – Energy, OJSC in the Unified State Register of Legal Entities based on the shareholder register of such merging company as of the said day.

3.3.6. Ordinary registered uncertified shares of INTER RAO – Energy, OJSC, which are subject to conversion, shall be redeemed at the time of such conversion.

3.4. Establish that JSC «INTER RAO UES», within three (3) working days following the decision on reorganization adopted by the last company adopting such decision (JSC «INTER RAO UES», INTER RAO – Energy, OJSC), shall inform the body for state registration of legal entities on the beginning of the reorganization of JSC «INTER RAO UES» and INTER RAO – Energy, OJSC.

Establish that following the entry of the record on the beginning of the reorganization in the Unified State Register of Legal Entities, JSC «INTER RAO UES» shall two times, one time per month, publish in the mass media information on the state registration of legal entities and reorganization notice on behalf of all companies participating in the reorganization.

3.5. Identification of the legal entities named in this decision, including in the case of any change in their names and/or location, shall be made with the following Primary State Registration Numbers (OGRN):

JSC «INTER RAO UES» OGRN 1022302933630;

INTER RAO – Energy, OJSC OGRN 1127746149145.

AFFIRMATIVE VOTE	NEGATIVE VOTE	ABSTAINED FROM VOTING

Issue # 4. Reorganizing JSC «INTER RAO UES» in the form of its merger with INTER RAO - EnergyAsset, OJSC.

Decision on Issue # 4:

4.1. Reorganize JSC «INTER RAO UES» in the form of its merger with the Open Joint-Stock Company “INTER RAO – EnergyAsset” (hereinafter, also the “INTER RAO - EnergyAsset, OJSC”) under the terms and conditions set forth by this decision and the Agreement on the Merger of INTER RAO - EnergyAsset, OJSC with JSC «INTER RAO UES».

4.2. Approve the Agreement on Merger of INTER RAO - EnergyAsset, OJSC with JSC «INTER RAO UES».

4.3. Establish the following procedure and terms for converting the shares of INTER RAO - EnergyAsset, OJSC into the shares of JSC «INTER RAO UES»:

4.3.1. With the merger of INTER RAO - EnergyAsset, OJSC with JSC «INTER RAO UES», all ordinary registered uncertified shares of INTER RAO - EnergyAsset, OJSC shall be converted into additional ordinary registered uncertified shares of JSC «INTER RAO UES» which are being placed for the conversion.

4.3.2. Share conversion ratios: 0,0284 ordinary registered uncertified shares of INTER RAO - EnergyAsset, OJSC with a nominal value of one (1) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each;

4.3.3. The number of ordinary registered uncertified shares of JSC «INTER RAO UES» to be received by each shareholder of INTER RAO - EnergyAsset, OJSC shall be calculated by dividing its number of ordinary registered uncertified shares of INTER RAO - EnergyAsset, OJSC by the conversion ratio.

If for any shareholder of INTER RAO - EnergyAsset, OJSC, the calculation of the number of JSC «INTER RAO UES» ordinary registered uncertified shares to be received by such shareholder of INTER RAO - EnergyAsset, OJSC results in a calculated fractional number of shares, the fractional part of the number of shares shall be rounded up or down according to the rules of mathematical rounding, which are defined as follows:

•	If the symbol following the decimal point is between 5 to 9, inclusive, a one shall be added to the whole number, and the figures following the decimal point shall not be taken into account;

•

If the symbol following the decimal point is between 0 to 4, inclusive, only the whole number shall be considered for calculation, and the figures following the decimal point shall not be taken into account.

If, as a result of such rounding, not a single ordinary registered uncertified share of JSC «INTER RAO UES» is due to a shareholder, such shareholder shall receive a single ordinary registered uncertified share of JSC «INTER RAO UES».

4.3.4. Additional ordinary registered uncertified shares of JSC «INTER RAO UES» must provide shareholders with the same rights as the ordinary registered uncertified shares of JSC «INTER RAO UES» placed in accordance with the Charter of JSC «INTER RAO UES» and the laws of the Russian Federation.

4.3.5. Ordinary registered uncertified shares of INTER RAO - EnergyAsset, OJSC shall be deemed converted into ordinary registered uncertified shares of JSC «INTER RAO UES» on the day of the entry of the record on termination of activities of INTER RAO - EnergyAsset, OJSC in the Unified State Register of Legal Entities based on the shareholder register of such merging company as of the said day.

4.3.6. Ordinary registered uncertified shares of INTER RAO - EnergyAsset, OJSC, which are subject to conversion, shall be redeemed at the time of such conversion.

4.4. Establish that JSC «INTER RAO UES», within three (3) working days following the decision on reorganization adopted by the last company adopting such decision (JSC «INTER RAO UES», INTER RAO - EnergyAsset, OJSC), shall inform the body for state registration of legal entities about the beginning of the reorganization of JSC «INTER RAO UES» and INTER RAO - EnergyAsset, OJSC.

Establish that following the entry of the record on the beginning of the reorganization in the Unified State Register of Legal Entities, JSC «INTER RAO UES» shall two times, one time per month, publish in the mass media information on the state registration of legal entities and reorganization notice on behalf of all companies participating in the reorganization.

4.5. Identification of the legal entities named in this decision, including in the case of any change in their names and/or location, shall be made with the following Primary State Registration Numbers (OGRN):

•	JSC «INTER RAO UES» OGRN 1022302933630;

•	INTER RAO - EnergyAsset, OJSC OGRN 1127746149156.

AFFIRMATIVE VOTE	NEGATIVE VOTE	ABSTAINED FROM VOTING

Issue # 5. Increasing the Charter Capital of JSC «INTER RAO UES».

Decision on Issue # 5:

5.1. Increase the Charter Capital of JSC «INTER RAO UES» by placing additional ordinary registered uncertified shares in the amount of seven trillion nine hundred fifty-eight billion one hundred and thirteen million eight hundred and forty-five thousand and thirteen (7, 958, 113, 845,013) shares with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each for the total amount with a nominal value of two hundred twenty-three billion six hundred and four million four hundred and fifty-six thousand six hundred thirty-nine point sixty million and six hundred forty-one thousand nine hundred seventy-one one hundred millionth (223,604,456,639.60641971) rubles subject to the following terms and conditions:

5.1.1.	Method of placement:

(a) Converting ordinary registered uncertified shares of OGK-1 OJSC into ordinary registered uncertified shares of JSC «INTER RAO UES» during the merger and in accordance with the procedure set forth by this decision and the Agreement on Merger of OGK-1 OJSC and OGK-3 OJSC with JSC «INTER RAO UES»;

(b) Converting ordinary registered uncertified shares of OGK-3 OJSC into ordinary registered uncertified shares of JSC «INTER RAO UES» during the merger and in accordance with the procedure set forth by this decision and the Agreement on Merger of OGK-1 OJSC and OGK-3 OJSC with JSC «INTER RAO UES»;

(c) Converting ordinary registered uncertified shares of Open Joint Stock Company “Bashenergoaktiv” into ordinary registered uncertified shares of JSC «INTER RAO UES» during the merger and in accordance with the procedure set forth by this decision and the Agreement on the Merger of Open Joint Stock Company “Bashenergoaktiv” with JSC «INTER RAO UES»;

(d) Converting preferred registered uncertified Type A shares of Open Joint Stock Company “Bashenergoaktiv” into ordinary registered uncertified shares of JSC «INTER RAO UES» during the merger and in accordance with the procedure set forth by this decision and the Agreement on the Merger of Open Joint Stock Company “Bashenergoaktiv” with JSC «INTER RAO UES»;

(e) Converting ordinary registered uncertified shares of INTER RAO – Energy, OJSC into ordinary registered uncertified shares of JSC «INTER RAO UES» during the merger and in accordance with the procedure set forth by this decision and the Agreement on the Merger of INTER RAO – Energy, OJSC with JSC «INTER RAO UES»;

(f) Converting ordinary registered uncertified shares of INTER RAO - EnergyAsset, OJSC into ordinary registered uncertified shares of JSC «INTER RAO UES» during the merger and in accordance with the procedure set forth by this decision and the Agreement on the Merger of INTER RAO - EnergyAsset, OJSC with JSC «INTER RAO UES»;

5.1.2. Share conversion ratios:

5.1.2.1. 0,0416666666666667 ordinary registered uncertified shares of OGK-1 OJSC with a nominal value of zero point fifty-seven thousand four hundred seventy-eight one hundred thousandth (0.57478) rubles each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each;

5.1.2.2. 0,025 ordinary registered uncertified shares of OGK-3 OJSC with a nominal value of one (1) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each;

5.1.2.3. 0,0016588785046729 ordinary registered uncertified shares of Open Joint Stock Company “Bashenergoaktiv” with a nominal value of zero point five (0.5) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each;

5.1.2.4. 0,00218293620292083 preferred registered uncertified Type A shares of Open Joint Stock Company “Bashenergoaktiv” with a nominal value of zero point five (0.5) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each.

5.1.2.5. 0,0284 ordinary registered uncertified shares of INTER RAO – Energy, OJSC with a nominal value of one (1) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each;

5.1.2.6. 0,0284 ordinary registered uncertified shares of INTER RAO - EnergyAsset, OJSC with a nominal value of one (1) ruble each shall be converted into one (1) ordinary registered uncertified share of JSC «INTER RAO UES» with a nominal value of zero point two million eight hundred and nine thousand seven hundred sixty-seven one hundred millionth (0.02809767) rubles each.

5.1.3. The number of ordinary registered uncertified shares of JSC «INTER RAO UES» to be received by each shareholder of OGK-1 OJSC, OGK-3 OJSC, Open Joint Stock Company “Bashenergoaktiv”, INTER RAO – Energy, OJSC and INTER RAO - EnergyAsset, OJSC shall be calculated by dividing its number of the ordinary registered uncertified shares of OGK-1 OJSC, OGK-3 OJSC, Open Joint Stock Company “Bashenergoaktiv”, INTER RAO – Energy, OJSC and INTER RAO - EnergyAsset, OJSC by the corresponding conversion ratio.

If for any shareholder of OGK-1 OJSC, OGK-3 OJSC, Open Joint Stock Company “Bashenergoaktiv”, INTER RAO – Energy, OJSC and INTER RAO - EnergyAsset, OJSC, the calculation of the number of JSC «INTER RAO UES» ordinary registered uncertified shares to be received by such shareholder of OGK-1 OJSC, OGK-3 OJSC, Open Joint Stock Company “Bashenergoaktiv”, INTER RAO – Energy, OJSC and INTER RAO - EnergyAsset, OJSC results in a calculated fractional number of shares, the fractional part of the number of shares shall be rounded up or down according to the rules of mathematical rounding, which are defined as follows:

•	If the symbol following the decimal point is between 5 to 9, inclusive, a one shall be added to the whole number, and the figures following the decimal point shall not be taken into account;

•

If the symbol following the decimal point is between 0 to 4, inclusive, only the whole number shall be considered for calculation, and the figures following the decimal point shall not be taken into account.

If, as a result of such rounding, not a single ordinary registered uncertified share of JSC «INTER RAO UES» is due to a shareholder, such shareholder shall receive a single ordinary registered uncertified share of JSC «INTER RAO UES».

5.1.4. Additional ordinary registered uncertified shares of JSC «INTER RAO UES» must provide shareholders with the same rights as the ordinary registered uncertified shares of JSC «INTER RAO UES» placed in accordance with the Charter of JSC «INTER RAO UES» and the laws of the Russian Federation.

5.1.5. Ordinary registered uncertified shares of OGK-1 OJSC, OGK-3 OJSC, Open Joint Stock Company “Bashenergoaktiv”, INTER RAO – Energy, OJSC and INTER RAO - EnergyAsset, OJSC and preferred registered uncertified Type A shares of Open Joint Stock Company “Bashenergoaktiv” shall be deemed converted into ordinary registered uncertified shares of JSC «INTER RAO UES» on the day of the entry of the record on termination of activities of the corresponding merging company in the Unified State Register of Legal Entities based on the shareholder register of such merging company as of the said day.

5.1.6. Ordinary registered uncertified shares and preferred registered uncertified shares OGK-1 OJSC, OGK-3 OJSC, Open Joint Stock Company “Bashenergoaktiv”, INTER RAO – Energy, OJSC and INTER RAO - EnergyAsset, OJSC and preferred registered uncertified shares of Open Joint Stock Company “Bashenergoaktiv”, which are subject to conversion, shall be redeemed at the time of such conversion.

5.2. Upon the placement of ordinary registered uncertified shares, make and approve changes in the Charter of JSC «INTER RAO UES» with regard to the increase in the number of placed shares and the amount of Charter Capital of JSC «INTER RAO UES», and also with regard to reduction in the number of the authorized shares of JSC «INTER RAO UES» by the number of placed shares.

AFFIRMATIVE VOTE	NEGATIVE VOTE	ABSTAINED FROM VOTING

Issue # 6. Approval of the bank guarantee agreement between GAZPROMBANK (OPEN JOINT-STOCK COMPANY) and JSC «INTER RAO UES» as an interested party transaction.

Decision on Issue # 6:

6.1. Approve the bank guarantee agreement as an interested party transaction made on the following material conditions:

6.1.1. Parties to the transaction: GAZPROMBANK (OPEN JOINT-STOCK COMPANY) as the “Guarantor”, INTER RAO UES as the “Principal”.

6.1.2. Subject matter of the transaction:

The Guarantor shall upon the Principal’s written application issue a bank guarantee to the former holders of the securities of Bashkirenergo OJSC (OGRN 1020202769146) (hereinafter jointly referred to as the “Beneficiaries”, and individually as the “Beneficiary”) for the amount of thirty six billion, three hundred and twenty million, and 00/100 (36,320,000,000.00) Russian rubles with an expiration date not earlier than six months after the expiry of the period stated in the voluntary offer for payment of the securities purchased, but not later than July 30, 2013 inclusive (hereafter the “Guarantee”) with the purpose to secure the performance of the Principal’s obligations for paying the price of the ordinary registered shares of Bashkirenergo OJSC purchased from the Beneficiaries, the state registration number of the issue being 1-01-00012-A, (hereafter the “Shares”) in accordance with Article 84.1 of Federal Law No. 208-FZ “On Joint Stock Companies” dated December 26, 1995, and the voluntary offer for the purchase of the securities of Bashkirenergo OJSC (hereafter the “Voluntary Offer”).

6.1.3. The Principal shall pay the Guarantor a fee of not more than one (1.0%) percent per annum of the Guarantee sum for the issuance of the Guarantee (but not less than three hundred, and 00/100 (300.00) US dollars per a calendar quarter or part thereof) calculated for the period of the Guarantee. The Guarantor’s fee for the amendment of the Guarantee terms shall amount to three hundred, and 00/100 (300.00) US dollars.

6.1.4. The Principal shall compensate the Guarantor on a recourse basis for the amounts paid by the Guarantor to the Beneficiary (Beneficiaries) under the Guarantee on or before the date of the Guarantor’s payment under the Guarantee.

6.1.5. In the event of failure or improper performance by the Principal of its obligations towards the Guarantor under the Bank Guarantee Agreement, the Principal shall pay the Guarantor (on or before the date of final discharge of its obligations under the Bank Guarantee Agreement) a penalty in the amount of zero point zero five percent (0.05%) of the outstanding or improperly fulfilled obligation starting from the date following the date or failure or improper performance by the Principal of its obligations towards the Guarantor under the Bank Guarantee Agreement and to the date of proper fulfillment thereof by the Principal for every calendar day of payment delay.

AFFIRMATIVE VOTE	NEGATIVE VOTE	ABSTAINED FROM VOTING

Please choose (leave not crossed out) one variant of voting, which corresponds to your decision on each item.

(unless otherwise provided for in clauses 1, 2, 3)

1. If the vote is cast by virtue of a power of attorney issued for the stocks transferred after the date of compilation of a list of persons entitled to participation in the general meeting (hereinafter “the List”), please indicate in the field under the chosen (not crossed out) variant of voting the quantity of votes cast for the chosen variant, and make a note on the reasons for completion of this field:

- voting by virtue of a power of attorney issued for the stocks transferred after the date of compilation of the List.

2. If not all the stocks have been transferred after the date of compilation of the List, please specify in the field under the chosen (not crossed out) variant of voting the quantity of votes cast for the chosen variant, and make a note on the reasons for completion of this field:

- a part of the stocks has been transferred after the date of compilation of the List. If in respect to the shares transferred after the date of compilation of the List recommendations of purchasers of such shares have been received corresponding to the reserved voting option, such votes shall be summarized.

3. If the voting is carried out under instructions of persons who have acquired the stocks after the date of compilation of the List or on instructions from holders of depository securities, please specify the quantity of votes cast for each variant of voting in the fields under the chosen variants of voting, and make a note on the reasons for completion of this field:

- voting on instructions from transferees of the stocks transferred after the date of compilation of the List, and (or) on instructions from holders of depository securities.

Signature of shareholder (proxy)		(		)
	(signature)		(Candidate’s full name)

Each page of a voting bulletin should be signed by the shareholder or his representative.

If the bulletin sent to the shareholder by the registered mail and returned to the OJSC «INTER RAO UES», is signed by the representative of the shareholder, such voting bulletin shall be accompanied with the documents (their copies certified by notary) certifying the powers of the successors and proxies representatives.